Exhibit 99.1

Tianci International, Inc. Reports Financial Results for Fiscal Quarter Ended January 31, 2026

HONG KONG/RENO, Nevada, March 13, 2026 /Globe Newswire/– Tianci International, Inc. (the "Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, today announced its financial results for the fiscal quarter ended January 31, 2026.

Second Fiscal Quarter 2026 Highlights:

•	Revenue increased, quarter-to-quarter, by 87%, as global logistics revenue increased by 22% and was complemented by revenue of $1,315,855 resulting from our initial entry into the market for mineral ores.

•	General and administrative expenses increased from $1,999,225 in the quarter ended January 31, 2025 to $3,794,374 in the quarter ended January 31, 2026. As a result, the Company incurred a net loss of $417,124 in the quarter ended January 31, 2026, an increased loss compared to the quarter ended January 31, 2025.

Financial Results

Revenue from logistics operations for the quarter ended January 31, 2026, which represented 65% of the Company’s overall revenue in that period, increased by 22% from the revenue generated by logistics operations during the quarter ended January 31, 2025. However, the cost of that revenue increased by 26% from the second quarter of fiscal year 2025 to the second quarter of fiscal year 2026, as demand for logistics services waned due to concerns about the implementation of tariffs, while shipping companies in the Southeast Asia market increased their pricing in an effort to offset the decline in demand for their services. As a result of the increase in cost of revenue, the Company’s gross profit margin attributable to logistics operations decreased from 3.6% in the quarter ended January 31, 2025 to 3.5% in the quarter ended January 31, 2026, and decreased from 5.0% for the six months ended January 31, 2025 to 2.5% for the six months ended January 31, 2026.

To reduce the effect of declining demand in the Southeast Asia market, the Company intends to reorient its focus towards long-distance shipping lines, which generally produce higher profit margins. As one particular effort toward that reorientation, the Company has been accumulating an inventory of bulk chrome and manganese ore for the purpose of entering into the global commodity trade arena, and completed its initial mineral sales during the six months ended January 31, 2026. Those sales yielded $1,821,320 in revenue and a gross profit margin of 12.0%. By applying its core resource control capabilities and supply chain integration strengths with an in-house demand for shipping services, the Company looks to release itself from dependence on local demand for shipping services.

We recorded a net loss of $417,124 for the quarter ended January 31, 2026, primarily due to a 170% increase in general and administrative expenses arising from most aspects of our operations. Our bottom line net loss for the second quarter of $417,124, therefore, represented an increase of 276% in our quarterly net loss.

Our operations during the six months ended January 31, 2026 reduced our cash balance by $1,682,251 to $723,101. In addition to our net loss of $685,998, the greater portion of that cash drain was attributable to the increase of $561,754 in our accounts receivable. At January 31, 2026 our working capital was $2,506,100, a decline of $399,501 during the six months ended January 31, 2026.

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About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific, including Hong Kong, Japan, South Korea, and Vietnam.

Starting in the current fiscal year, Roshing has expanded into global trade of bulk chrome and manganese ore by sourcing high-grade minerals directly from resource-rich regions for resale. Roshing intends to utilize optimized bulk vessel and container shipping, and provide end-to-end supply chain solutions for metallurgical and steelmaking customers.

Beyond logistics and mineral sales, Roshing generates revenue from the sale of electronic parts and business consulting services.

For more information, please visit the Company’s website: tianci-ciit.com

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. The Company encourages investors to review other factors that may affect its future results that are discussed in the Company's filings with the U.S. Securities and Exchange Commission.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com

Financial Summary Tables

The following financial information should be read in conjunction with the financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended January 31, 2026, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.tianci-ciit.com.

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	January 31,	July 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$723,101	$2,405,352
Accounts receivable	561,753	–
Prepayment and other current assets	777,767	382,554
Inventory	516,536	215,346
Total current assets	2,579,157	3,003,252

Other assets:
Lease security deposit	21,518	23,174
Lease right-of-use asset	89,586	119,545
Total non-current assets	111,104	142,719

TOTAL ASSETS	$2,690,261	$3,145,971

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,038	$18,554
Income taxes payable	–	16,117
Lease liability-current	65,362	57,903
Accrued liabilities and other payables	4,657	5,077
Total current liabilities	73,057	97,651

Lease liability - noncurrent	28,285	61,403

Total liabilities	101,342	159,054

Commitments and contingencies	–	–

Stockholders’ equity:
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; no shares issued and outstanding as of January 31, 2026 and July 31, 2025	–	–
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 0 and 80,000 shares issued and outstanding as of January 31, 2026 and July 31, 2025, respectively	–	8
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 25,331,803 and 16,531,803 shares issued and outstanding as of January 31, 2026 and, July 31, 2025, respectively	2,533	1,653
Additional paid-in capital	6,132,633	5,845,505
Accumulated deficit	(3,530,856)	(2,862,860)
Total stockholders' equity attributable to TIANCI INTERNATIONAL, INC.	2,604,310	2,984,306
Non-controlling interest	(15,391)	2,611

Total stockholders’ equity	2,588,919	2,986,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,690,261	$3,145,971

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended January 31,		For the six months ended January 31,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING REVENUES
Global logistics services	$2,531,360	$2,070,083	$5,747,241	$4,829,776
Sale of minerals	1,315,855	–	1,821,320	–
Other revenue	37,469	9,120	134,350	230,367
Total Operating Revenues	3,884,684	2,079,203	7,702,911	5,060,143

COST OF REVENUES
Global logistics services	2,522,643	1,995,569	5,604,300	4,586,434
Cost of minerals	1,260,538	–	1,601,690	–
Other revenue	11,193	3,656	22,360	165,300
Total Cost of Revenues	3,794,374	1,999,225	7,228,350	4,751,734

Gross profit	90,310	79,978	474,561	308,409

Operating expenses:
Selling and marketing	45,170	15,036	89,580	100,224
General and administrative	462,264	171,211	1,070,912	431,604

Total operating expenses	507,434	186,247	1,160,492	531,828

(Loss) from operations	(417,124)	(106,269)	(685,931)	(223,419)

Other (loss) income net	–	–	(67)	27,391

(Loss) before provision for income taxes	(417,124)	(106,269)	(685,998)	(196,028)
Provision for income taxes	–	4,702	–	6,891

Net (loss)	(417,124)	(110,971)	(685,998)	(202,919)
Less: net (loss) income attributable to non-controlling interest	(17,226)	2,380	(18,002)	3,488

Net (loss) attributable to TIANCI INTERNATIONAL, INC.	$(399,898)	$(113,351)	$(667,996)	$(206,407)

Weighted average number of common shares
Basic and diluted	24,320,814	14,781,803	20,405,027	14,781,803

(Loss) per common share attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.01)

Weighted average number of preferred shares B
Basic and diluted	3,516	80,000	41,967	80,000

(Loss) per preferred share B attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.01)

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the six months ended January 31,
	2026	2025
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss)	$(685,998)	$(202,919)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of operating lease right-of-use asset	29,959	–
Accounts receivable	(561,754)	–
Prepayment and other current assets	(357,662)	(23,249)
Inventory	(13,190)	–
Lease security deposit	1,656	–
Accounts payable	(15,516)	–
Income taxes payable	(53,665)	(45,029)
Operating lease liabilities	(25,659)	–
Accrued liabilities and other payables	(422)	112,747
Net cash (used in) operating activities	(1,682,251)	(158,450)

Cash flows from financing activities:
Deferred offering costs incurred	–	(74,125)
Net cash (used in) financing activities	–	(74,125)

Net (decrease) in cash	(1,682,251)	(232,575)
Cash, beginning	2,405,352	413,129
Cash, ending	$723,101	$180,554

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$53,665	$51,920

Non-Cash Activities:
Issuance common stock for inventory purchase	288,000	–
Conversion of preferred stock to common stock	800	–

*     *      *      *      *

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